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                                PRIMESTAR, INC.

                                         Issuer



                                  $200,000,000


                         10 7/8% Senior Subordinated Notes


                             due February 15, 2007



                          FIRST SUPPLEMENTAL INDENTURE


                           Dated as of March __, 1998


                             THE BANK OF NEW YORK,

                                         Trustee



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                         FIRST SUPPLEMENTAL INDENTURE
                         ----------------------------


          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March __, 1998, between PRIMESTAR, Inc., a Delaware corporation ("New PRIMESTAR"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

          Intending to be legally bound hereby, each of the parties agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of TCI Satellite's 10% Senior Subordinated Notes due February 15, 2007 (the "Securities"):

          WHEREAS, TCI Satellite, Inc., a Delaware corporation ("TCI Satellite"), and the Trustee are parties to that certain Indenture, dated as of February 20, 1997 (the "Indenture"), pursuant to which the Securities were issued; and

          WHEREAS, TCI Satellite and New PRIMESTAR have entered into an Asset Transfer Agreement, dated as of February 6, 1998, pursuant to which, among other things, the TCI Satellite shall transfer substantially all of its assets to New PRIMESTAR (the "Asset Transfer"); and

          WHEREAS, New PRIMESTAR now elects to assume all of the obligations of TCI Satellite arising under the Indenture and the Securities, including, without limitation, the due and punctual payment of all principal of, premium, if any, interest on, and the performance and observance of every covenant of the Indenture; and

          WHEREAS, Section 5.01 of the Indenture provides that TCI Satellite shall not consolidate with, merge with or into or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets to any entity in a single transaction or series of related
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transactions, unless (i) the Surviving Company (if other than TCI Satellite) is a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, (ii) the Surviving Company expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of the Indenture to be performed or observed on the part of TCI Satellite, (iii) immediately after giving effect to such transaction, no Default or no Event of Default shall have occurred and be continuing and (iv) immediately after giving effect to any such transaction involving the Incurrence by TCI Satellite or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of TCI Satellite or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of TCI Satellite are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04 of the Indenture; and

          WHEREAS, Section 5.02 of the Indenture provides that upon any consolidation or merger, or any sale, lease or transfer of all or substantially all of the assets of TCI Satellite, the successor person formed by such consolidation or into which TCI Satellite is merged or the person to which such sale, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of TCI Satellite under the Indenture with the same effect as if such


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successor had been named as an Issuer under the Indenture, and TCI Satellite shall be discharged from its Obligations under the Indenture; and

          WHEREAS, in accordance with the requirements of Section 5.01, New PRIMESTAR is a corporation organized and existing under the laws of the State of Delaware, immediately after giving effect to the transaction, no Default and no Event of Default has occurred and is continuing and all of the other conditions precedent set forth in Section 5.01 have been satisfied with respect to the Asset Transfer; and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the definitions ascribed to such terms in the Indenture;

          NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, New PRIMESTAR agrees as follows for the benefit of the Trustee and the Holders of the Securities, and hereby amends and supplements the Indenture as follows:

          1. In accordance with the provisions of Article Five of the Indenture, New PRIMESTAR hereby assumes all of the Obligations of TCI Satellite as an Issuer under the Indenture and under the Securities, including, without limitation, TCI Satellite's obligation to make the due and punctual payment of all principal of, premium, if any, interest on, and fees with respect to, the Securities, and the term "Issuer" in the Indenture shall mean New PRIMESTAR.

          2. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be modified to reflect the substitution of New PRIMESTAR for TCI Satellite as the Issuer under the Indenture in accordance herewith, and this First Supplemental Indenture shall


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form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereinafter authenticated and delivered hereunder shall be bound by the Indenture, as so modified.

          3. Except to the extent amended by or inconsistent with this First Supplemental Indenture, New PRIMESTAR, as the Issuer, and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

          4. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          5. The Trustee shall be authorized to place on the face or reverse side of each certificate representing the Securities the following legend, which legend may be imprinted on the certificates or set forth thereon by sticker, stamp or otherwise:

          "Effective March ___, 1998, PRIMESTAR, Inc., a Delaware corporation, assumed all obligations of TCI Satellite, Inc. under the 10 % Senior Subordinated Notes due February 15, 1998 of TCI Satellite, Inc."

          6. The laws of the State of New York shall govern the construction and interpretation of this First Supplemental Indenture, without regard to any otherwise applicable principles of conflicts of laws.


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          IN WITNESS WHEREOF, the parties hereto executed this First
Supplemental Indenture as of the date first above written.



                                        PRIMESTAR, INC.

Attest:


                                        By:
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Name:                                      Name:
Title:   Secretary                         Title:



                                        THE BANK OF NEW YORK, as Trustee


Attest:


                                        By:
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Name:                                      Name:
Title:                                     Title:





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